UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 1, 2014

FRANKLIN ELECTRIC CO., INC.
(Exact name of registrant as specified in its charter)

Indiana	0-362	35-0827455
(State of incorporation)	(Commission File Number)	(IRS employer identification no.)

9255 Coverdale Road
Fort Wayne, IN	46809
(Address of principal executive offices)	(Zip code)

(260) 824-2900
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[    ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05. Costs Associated with Exit or Disposal Activities

As part of a continuing effort to increase manufacturing optimization and maintain world class manufacturing capabilities, on June 27, 2014 the Board of Directors of Franklin Electric Co., Inc. (the "Company") approved a plan to close its Wittlich, Germany manufacturing facility and transfer existing Wittlich manufacturing activity to its Brno, Czech Republic facility. Further, the Company will also complete other asset write-offs, miscellaneous realignments and fixed costs reductions in other European-based business units and facilities. The charges will begin in 2014 and are estimated to conclude by the end of 2016. On July 1, 2014, the Company issued a press release to announce this decision. A copy of the press release is attached as Exhibit 99.1.

The Company has estimated the pretax charge for these actions to be between $13.2 million and $14.0 million. The charges are projected to include severance, professional service fees, asset write-offs, and other facility costs. Approximately 90 percent of the total estimated charges are expected to be cash expenditures recognized as they are made.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits:

Exhibit Number	Description
99.1	Press release - "Franklin Electric Announces New Plans for Manufacturing Optimization"

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRANKLIN ELECTRIC CO., INC.
(Registrant)

Date: July 1, 2014	By	/s/ John J. Haines
John J. Haines
Vice President and Chief Financial Officer and Secretary
(Principal Financial and Accounting Officer)

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release - "Franklin Electric Announces New Plans for Manufacturing Optimization"